UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2021

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On November 29, 2021, pursuant to a Payoff Letter executed November 29, 2021, the Company voluntarily prepaid all amounts outstanding under that certain Amended and Restated Loan and Security Agreement, dated as of June 29, 2015, among Hercules Funding II LLC, a Delaware limited liability company (“Borrower”), the lenders that are signatories thereto (the “Lenders”), and Wells Fargo Capital Finance, LLC, as Administrative Agent for the Lenders (in such capacity, “Agent”), and as Arranger (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which no loans and approximately $0.1 million in fees and expenses were outstanding. In connection with such repayment, all of the Company’s obligations under the Loan Agreement and all related documents have been paid and discharged in full, any and all unfunded commitments by the lenders thereunder to make credit extensions or other financial accommodations under the Loan Agreement have been terminated, and all security interests and other liens granted by the Company to such lenders to secure the Company’s obligations under the Loan Agreement have been terminated and released (other than with respect to customary provisions and agreements that are expressly specified to survive the termination and the remaining letters of credit which have been cash collateralized pursuant to the terms of the Loan Agreement). The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, an integrated copy of which is filed, as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 30, 2015 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

November 29, 2021	By:	/s/ Seth Meyer
Seth Meyer Chief Financial Officer